UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2019

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37756	90-0632193
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21410 N. 19th Avenue #220, Phoenix, Arizona, 85027
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC (NASDAQ Global Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 9, 2019, Global Water Resources, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). At the 2019 Annual Meeting, the Company’s stockholders (i) elected seven directors, each to hold office for a term to expire at the 2020 Annual Meeting of Stockholders, with each director to hold office until his or her successor is duly elected or until his or her earlier resignation or removal and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Each of these proposals is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 29, 2019.

The matters voted upon at the 2019 Annual Meeting and the results of the votes are as follows:

Proposal One: Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
William S Levine	16,466,584	196,857	1,813,445
Richard M. Alexander	15,001,577	1,661,864	1,813,445
David C. Tedesco	15,000,322	1,663,119	1,813,445
Ron L. Fleming	16,508,840	154,601	1,813,445
Debra G. Coy	16,515,319	148,122	1,813,445
Brett Huckelbridge	16,501,913	161,528	1,813,445
David Rousseau	16,510,597	152,844	1,813,445

Proposal Two: Ratification of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,396,878	64,602	15,406	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: May 10, 2019	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer